UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 20, 2018 (December 17, 2018)

Teladoc Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37477	04-3705970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Manhattanville Road, Suite 203 Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

(203) 635-2002

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2018, Mark Hirschhorn resigned as Executive Vice President, Chief Operating Officer and Chief Financial Officer of Teladoc Health, Inc. (the “Company”), effective January 1, 2019. Mr. Hirschhorn’s resignation was made with good reason under his executive employment agreement with the Company. Effective January 1, 2019, until the Company appoints a new Chief Operating Officer and a new Chief Financial Officer, Peter McClennen, the Company’s President, will serve as Interim Chief Operating Officer and Gabriel Cappucci, the Company’s Senior Vice President, Chief Accounting Officer, and Controller, will coordinate all finance activity, in each case, under their existing compensation arrangements.

Mr. McClennen, age 49, acted as President, Best Doctor’s Division, of the Company beginning in July 2017, and became the Company’s President on November 1, 2017. From 2015 until joining the Company in 2017, Mr. McClennen was Chief Executive Officer of Best Doctors, Inc., where he oversaw the global expansion of Best Doctors, Inc.’s product portfolio and eventual acquisition by the Company. From 2008 to 2015, Mr. McClennen acted as president of dbMotion, Inc., an innovative provider of medical informatics. Mr. McClennen holds a bachelor’s degree from the University of Rhode Island.

Mr. Cappucci, age 56, became the Company’s Senior Vice President, Chief Accounting Officer, and Controller in May 2015. Prior to joining the Company, Mr. Cappucci had a nearly 20-year career at Medco Health Solutions, Inc. where he held a variety of finance roles, including SVP & Controller, Chief Accounting Officer. Most recently, he was Chief Financial Officer of Enclara Pharmacia, a privately held company providing hospice pharmacy services. He is a graduate of Boston College’s Carroll School of Management. Mr. Cappucci is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

There are no family relationships between Mr. McClennen or Mr. Cappucci and any director or officer of the Company or any other related-party transaction of the Company involving Mr. McClennen or Mr. Cappucci.

Item 7.01. Regulation FD.

On December 17, 2018, the Company issued a press release regarding the matter discussed in Item 5.02 of this Current Report. A copy of this press release is furnished herewith as Exhibit 99.1.

On January 7, 2019, Jason Gorevic, the Company’s Chief Executive Officer, will participate in the 37th Annual J.P. Morgan Healthcare Conference (the “Conference”) in San Francisco, California, which will include a presentation at 11:00 a.m. Pacific Time. On December 19, 2018, the Company issued a press release regarding its participation in the Conference. A copy of this press release is furnished herewith as Exhibit 99.2.

The information furnished under this Item 7.01 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Teladoc Health, Inc. press release, dated December 17, 2018.
99.2	Teladoc Health, Inc. press release, dated December 19, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELADOC HEALTH, INC.

Date: December 20, 2018	By:	/s/ Adam C. Vandervoort
	Name:	Adam C. Vandervoort
	Title:	Chief Legal Officer and Secretary